                    SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                    ----------------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                   FOR THE THREE-MONTH PERIOD ENDED JUNE 30,
                   -----------------------------------------


                                                                       1997         1996
                                                                    -----------  -----------
Earnings per common and common
  equivalent share (Primary EPS):

  Net income                                                        $ 5,141,000  $ 4,893,000
                                                                    ===========  ===========

  Weighted average number of
  shares issued and outstanding                                      18,494,000   18,665,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the average market price
  during the period) of
  outstanding options                                                   673,000      861,000
                                                                    -----------  -----------

  Adjusted weighted average number
  of shares outstanding                                              19,167,000   19,526,000
                                                                    ===========  ===========

  Earnings per common and common
  equivalent share                                                  $       .27  $       .25
                                                                    ===========  ===========

                    SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                    ----------------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                   FOR THE THREE-MONTH PERIOD ENDED JUNE 30,
                   -----------------------------------------


                                                                       1997         1996
                                                                    -----------  -----------
Earnings per common and common
  equivalent share, assuming full dilution
  (Fully diluted EPS):

  Net income                                                        $ 5,141,000  $ 4,893,000
                                                                    ===========  ===========

  Weighted average number of
  shares issued and outstanding                                      18,494,000   18,665,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the higher of the average market price
  or ending price during the period) of
  outstanding options                                                   850,000      861,000
                                                                    -----------  -----------

  Adjusted weighted average number
  of shares outstanding, assuming full dilution                      19,344,000   19,526,000
                                                                    ===========  ===========

  Earnings per common and common
  equivalent share, assuming full dilution                          $       .27  $       .25
                                                                    ===========  ===========

                    SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                    ----------------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                    FOR THE SIX-MONTH PERIOD ENDED JUNE 30,
                    ---------------------------------------


                                                                       1997         1996
                                                                    -----------  -----------
Earnings per common and common
  equivalent share (Primary EPS):

  Net income                                                        $ 9,942,000  $10,686,000
                                                                    ===========  ===========

  Weighted average number of
  shares issued and outstanding                                      18,513,000   18,587,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the average market price
  during the period) of
  outstanding options                                                   703,000      918,000
                                                                    -----------  -----------

  Adjusted weighted average number
  of shares outstanding                                              19,216,000   19,505,000
                                                                    ===========  ===========

  Earnings per common and common
  equivalent share                                                  $       .52  $       .55
                                                                    ===========  ===========

                    SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                    ----------------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                    FOR THE SIX-MONTH PERIOD ENDED JUNE 30,
                    ---------------------------------------


                                                                        1997         1996
                                                                     -----------  -----------
Earnings per common and common
  equivalent share, assuming full dilution
  (Fully diluted EPS):

  Net income                                                         $ 9,942,000  $10,686,000
                                                                     ===========  ===========

  Weighted average number of
  shares issued and outstanding                                       18,513,000   18,587,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the higher of the average market price
  or ending price during the period) of
  outstanding options                                                    880,000      918,000
                                                                     -----------  -----------

  Adjusted weighted average number
  of shares outstanding, assuming full dilution                       19,393,000   19,505,000
                                                                     ===========  ===========

  Earnings per common and common
  equivalent share, assuming full dilution                           $       .51  $       .55
                                                                     ===========  ===========